Exhibit 99.1

November 4, 2022

Dominion Energy Announces Third-Quarter 2022 Earnings; Initiates Business Review

●	Third-quarter 2022 GAAP reported net income of $0.91 per share
●	Third-quarter 2022 operating earnings of $1.11 per share
●	Company initiates fourth-quarter 2022 operating earnings guidance of $0.98 to $1.13 per share; narrows 2022 operating earnings guidance range to $4.03 to $4.18 per share
●	Initiates ‘top-to-bottom’ business review within context of continued commitment to state-regulated utility profile with an industry-leading investment opportunity focused on decarbonization
●	Committed to current credit profile, dividend
●	Demonstrates commitment to shareholder value enhancement & to transparency

RICHMOND, Va. – Dominion Energy (NYSE: D) today announced unaudited net income determined in accordance with Generally Accepted Accounting Principles (reported earnings) for the three months ended Sept. 30, 2022, of $778 million ($0.91 per share) compared with net income of $654 million ($0.79 per share) for the same period in 2021.

Operating earnings for the three months ended Sept. 30, 2022, were $944 million ($1.11 per share), compared to operating earnings of $918 million ($1.11 per share) for the same period in 2021.

Differences between GAAP and operating earnings for the period include the mark-to-market impact of economic hedging activities, gains and losses on nuclear decommissioning trust funds, regulated asset retirements and other adjustments.

Operating earnings are defined as reported earnings adjusted for certain items. Details of operating earnings as compared to prior periods, business segment results and detailed descriptions of items included in reported earnings but excluded from operating earnings can be found on Schedules 1, 2, 3 and 4 of this release.

Chair, President, and Chief Executive Officer Bob Blue, said:

“Strong performance across our business units resulted in operating earnings per share that were again above the midpoint of our quarterly guidance range. We are well-positioned to meet our expectations for the year.

“This business review further reflects Dominion Energy’s focus on shareholder value enhancement and transparency. We have been delivering industry-leading safety and reliability performance, executing on our sizeable investment programs, achieving regulatory outcomes that are constructive, and delivering results that have met our financial guidance, yet our relative share performance has not met our expectations, including over the past several years as we’ve been successfully executing our plan. Therefore, I have initiated a ‘top-to-bottom’ business review with the goal of ensuring that Dominion Energy is best positioned to create significant long-term value for our shareholders.

“We plan to review value-maximizing strategic business actions, alternatives to our current business mix and capital allocation, and regulatory options which may assist customers to manage costs and provide greater predictability to our long-term, state-regulated utility value proposition.

“We’re monitoring what’s going on in the broader economy. Like everyone, we are seeing inflation, supply chain limitations and higher fuel prices – all having an impact on customer rates and our balance sheet strength. We are keenly aware of the economic pressures that are affecting our customers and are taking seriously our core mission to safely deliver reliable, affordable and clean energy to our customers, while creating value for our shareholders.

“Our company has an incredible opportunity to invest capital in the coming years – in fact, well into the next decade – all to the benefit of our customers, the environment, our communities’ economies, and our shareholders. These customer-beneficial programs are part of a diverse energy generation strategy to deliver clean energy while simultaneously meeting the need for affordable and reliable energy grids.

“However, we need to ensure that near-term economic and customer bill issues don’t preclude the full realization of that comprehensive energy transition and related long-term capital investment.

“We expect to share updates on our fourth-quarter earnings call in early 2023 and plan to hold an investor day later in 2023 to update stakeholders more fully on our plan and the key value drivers of each of our business segments.”

Guidance

Dominion Energy expects fourth-quarter operating earnings in the range of $0.98 to $1.13 per share.

The company has narrowed its full-year 2022 operating earnings guidance range to $4.03 to $4.18 per share, keeping the same midpoint of its original guidance.

Dominion Energy continues to target “single A” ratings for OpCos and “high BBB” ratings for the parent company (DEI).

Webcast today

The company will host its third-quarter 2022 earnings call at 10 a.m. ET on Friday, Nov. 4, 2022. Management will discuss matters of interest to financial and other stakeholders including recent financial results.

A live webcast of the conference call, including accompanying slides and other financial information, will be available on the investor information pages at investors.dominionenergy.com.

For individuals who prefer to join via telephone, domestic callers should dial 1-800-343-1703 and international callers should dial 1-785-424-1601. The passcode for the telephonic earnings call is 37551. Participants should dial in 10 to 15 minutes prior to the scheduled start time.

A replay of the webcast will be available on the investor information pages by the end of the day Nov. 4. A telephonic replay of the earnings call will be available beginning at about 1 p.m. ET on Nov. 4. Domestic callers may access the recording by dialing 1-800-934-8221. International callers should dial 1-402-220-6990. The PIN for the replay is 37551.

Important note to investors regarding operating, reported earnings

Dominion Energy uses operating earnings as the primary performance measurement of its earnings guidance and results for public communications with analysts and investors. Dominion Energy also uses operating earnings internally for budgeting, for reporting to the Board of Directors, for the company’s incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion Energy management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

In providing its operating earnings guidance, the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, acquisitions, divestitures or extreme weather events and other natural disasters. Dominion Energy management is not able to estimate the aggregate impact of these items on future period reported earnings.

About Dominion Energy

About 7 million customers in 15 states energize their homes and businesses with electricity or natural gas from Dominion Energy (NYSE: D), headquartered in Richmond, Va. The company is committed to safely providing reliable, affordable and sustainable energy and to achieving Net Zero emissions by 2050. Please visit DominionEnergy.com to learn more.

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forecasted operating earnings fourth-quarter and full-year 2022 and beyond that are subject to various risks and uncertainties. Factors that could cause actual results to differ include, but are not limited to: the direct and indirect impacts of implementing recommendations resulting from the business review announced in November 2022; unusual weather conditions and their effect on energy sales to customers and energy commodity prices; extreme weather events and other natural disasters; extraordinary external events, such as the current pandemic health event resulting from COVID-19; federal, state and local legislative and regulatory developments; changes to regulated rates collected by Dominion Energy; timing and receipt of regulatory approvals necessary for planned construction or expansion projects and compliance with conditions associated with such regulatory approvals; the inability to complete planned construction projects within time frames initially anticipated; risks and uncertainties that may impact the ability to develop and construct the Coastal Virginia Offshore Wind (CVOW) Commercial Project within the currently proposed timeline, or at all, and consistent with current cost estimates along with the ability to recover such costs from customers; changes to federal, state and local environmental laws and regulations, including those related to climate change; cost of environmental strategy and compliance, including cost related to climate change; changes in implementation and enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities; changes in operating, maintenance and construction costs; additional competition in Dominion Energy’s industries; changes in demand for Dominion Energy’s services; receipt of approvals for, and timing of, closing dates for acquisitions and divestitures; impacts of acquisitions, divestitures, transfers of assets by Dominion Energy to joint ventures, and retirements of assets based on asset portfolio reviews; adverse outcomes in litigation matters or regulatory proceedings; fluctuations in interest rates; fluctuations in currency exchange rates of the Euro or Danish Krone associated with the CVOW Commercial Project; changes in rating agency requirements or credit ratings and their effect on availability and cost of capital; and capital market conditions, including the availability of credit and the ability to obtain financing on reasonable terms. Other risk factors are detailed from time to time in Dominion Energy’s quarterly reports on Form 10-Q and most recent annual report on Form 10-K filed with the U.S. Securities and Exchange Commission.

#####

For further information: Media: Ryan Frazier, (804) 836-2083 or C.Ryan.Frazier@dominionenergy.com;

Investor Relations: David McFarland, (804) 819-2438 or David.M.McFarland@dominionenergy.com

Dominion Energy, Inc.

Consolidated Statements of Income *

Unaudited (GAAP Based)

(millions, except per share amounts)

	Three Months Ended		Nine Months Ended

	September 30,		September 30,

	2022	2021	2022	2021

Operating Revenue	$4,386	$3,176	$12,261	$10,084

Operating Expenses
Electric fuel and other energy-related purchases	1,217	703	2,625	1,740
Purchased electric capacity	16	26	45	62
Purchased gas	138	60	985	665
Other operations and maintenance[1]	985	702	4,037	3,000
Depreciation, depletion and amortization	727	621	2,120	1,833
Other taxes	231	223	719	702

Total operating expenses	3,314	2,335	10,531	8,002

Income from operations	1,072	841	1,730	2,082

Other income[2]	162	202	84	946
Interest and related charges	329	407	550	978

Income from continuing operations including noncontrolling interests before income tax expense	905	636	1,264	2,050

Income tax expense	124	35	243	200

Net Income from continuing operations including noncontrolling interests	781	601	1,021	1,850

Net Income (loss) from discontinued operations including noncontrolling interests	(3)	65	15	119

Net Income including noncontrolling interests	$778	$666	$1,036	$1,969
Noncontrolling interests	-	12	-	22

Net Income attributable to Dominion Energy	$778	$654	$1,036	$1,947

Reported Income per common share from continuing operations - diluted	$0.91	$0.71	$1.15	$2.20
Reported Income (loss) per common share from discontinued operations - diluted	-	0.08	0.02	0.15

Reported Income per common share - diluted	$0.91	$0.79	$1.17	$2.35
Average shares outstanding, diluted	833.2	810.0	832.7	807.6

1)	Includes impairment of assets and other charges and (gains) losses on sales of assets.

2)	Includes earnings from equity method investees.

*	The notes contained in Dominion Energy’s most recent quarterly report on Form 10-Q or annual report on Form 10-K are an integral part of the Consolidated Financial Statements.

Schedule 1 - Segment Reported and Operating Earnings

Unaudited

(millions, except per share amounts)	Three months ended September 30,
	2022	2021	Change

REPORTED EARNINGS[1]	$778	$654	$124
Pre-tax loss (income)[2]	234	413	(179)
Income tax[2]	(68)	(149)	81

Adjustments to reported earnings	166	264	(98)

OPERATING EARNINGS	$944	$918	$26

By segment:
Dominion Energy Virginia	617	599	18
Gas Distribution	67	69	(2)
Dominion Energy South Carolina	175	151	24
Contracted Assets	121	119	2
Corporate and Other	(36)	(20)	(16)

	$944	$918	$26

Earnings Per Share (EPS):[3]
REPORTED EARNINGS [1]	$0.91	$0.79	$0.12
Adjustments to reported earnings (after tax)	0.20	0.32	(0.12)

OPERATING EARNINGS	$1.11	$1.11	$-

By segment:
Dominion Energy Virginia	0.74	0.74	-
Gas Distribution	0.08	0.08	-
Dominion Energy South Carolina	0.21	0.19	0.02
Contracted Assets	0.15	0.15	-
Corporate and Other	(0.07)	(0.05)	(0.02)

	$1.11	$1.11	$-

Common Shares Outstanding (average, diluted)	833.2	810.0

(millions, except earnings per share)	Nine months ended September 30,
	2022	2021	Change

REPORTED EARNINGS[1]	$1,036	$1,947	$(911)
Pre-tax loss (income)[2]	1,872	735	1,137
Income tax[2]	(306)	(243)	(63)

Adjustments to reported earnings	1,566	492	1,074

OPERATING EARNINGS	$2,602	$2,439	$163

By segment:
Dominion Energy Virginia	1,575	1,464	111
Gas Distribution	486	415	71
Dominion Energy South Carolina	408	337	71
Contracted Assets	242	373	(131)
Corporate and Other	(109)	(150)	41

	$2,602	$2,439	$163

Earnings Per Share (EPS):[3]
REPORTED EARNINGS[1]	$1.17	$2.35	$(1.18)
Adjustments to reported earnings (after tax)	1.88	0.61	1.27

OPERATING EARNINGS	$3.05	$2.96	$0.09

By segment:
Dominion Energy Virginia	1.92	1.81	0.11
Gas Distribution	0.59	0.52	0.07
Dominion Energy South Carolina	0.50	0.42	0.08
Contracted Assets	0.29	0.46	(0.17)
Corporate and Other	(0.25)	(0.25)	-

	$3.05	$2.96	$0.09

Common Shares Outstanding (average, diluted)	832.7	807.6

1)	Determined in accordance with Generally Accepted Accounting Principles (GAAP).
2)

Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings. Refer to Schedules 2 and 3 for details, or find “GAAP Reconciliation” in the Earnings Release Kit on Dominion Energy’s website at investors.dominionenergy.com.

3)

The calculation of reported and operating earnings per share on a consolidated basis utilizes shares outstanding on a diluted basis with all dilutive impacts, primarily consisting of potential shares which had not yet been issued, reflected in the Corporate and Other segment. Effective January 2022, the calculation of diluted reported and operating earnings per share assumes conversion of the Series A preferred stock to common stock as of January 1, 2022. The Series A preferred stock was reclassified to a liability in June 2022 and redeemed in September 2022. In prior periods, a fair value adjustment of the Series A preferred stock was included in the calculation of diluted reported earnings per share if dilutive. No adjustments were necessary for the three and nine months ended September 30, 2021. During each quarter of 2022, the calculation of reported and operating earnings per share includes the impact of preferred dividends associated with preferred stock of $9 million (Series B) and $11 million (Series C, issued in December 2021). During each quarter of 2021, the calculation of reported and operating earnings per share includes the impact of preferred dividends associated with preferred stock of $7 million (Series A) and $9 million (Series B). See Forms 10-Q and 10-K for additional information.

Schedule 2 - Reconciliation of 2022 Reported Earnings to Operating Earnings

2022 Earnings (Nine months ended September 30, 2022)

The $1.9 billion pre-tax net loss of the adjustments included in 2022 reported earnings, but excluded from operating earnings, is primarily related to the following items:

●	$518 million net market loss associated with nuclear decommissioning trusts and economic hedging activities.

●	$649 million loss associated with the sale of Kewaunee nuclear power station.

●

$647 million of regulated asset retirements and other charges, including $404M of charges for certain Virginia Power fuel and Regional Greenhouse Gas Initiative (RGGI) compliance costs deemed recovered through base rates and $183 million associated with the settlement of Virginia Power’s 2021 triennial review.

●	$94 million of storm damage and restoration costs associated with storms in Virginia Power’s service territory.

(millions, except per share amounts)	1Q22	2Q22	3Q22	4Q22	YTD 2022	[3]
Reported earnings	$711	($453)	$778	$ -	$1,036
Adjustments to reported earnings[1]:
Pre-tax loss (income)	255	1,383	234	-	1,872
Income tax	34	(272)	(68)	-	(306)
	289	1,111	166	-	1,566
Operating earnings	$1,000	$658	$944	$ -	$2,602
Common shares outstanding (average, diluted)	832.0	832.5	833.2	-	832.7
Reported earnings per share[2]	$0.83	($0.58)	$0.91	$ -	$1.17
Adjustments to reported earnings per share[2]	0.35	1.35	0.20	-	1.88
Operating earnings per share[2]	$1.18	$0.77	$1.11	$ -	$3.05
1) Adjustments to reported earnings are reflected in the following table:
	1Q22	2Q22	3Q22	4Q22	YTD 2022
Pre-tax loss (income):
Net loss on NDT funds	$125	$454	$112	$ -	$691
Mark-to-market impact of economic hedging activities	(4)	(193)	24	-	(173)
Discontinued operations - Gas Transmission & Storage segment	(25)	3	3	-	(19)
Sale of Kewaunee	-	649	-	-	649
Regulated asset retirements and other charges	65	470	112	-	647
Storm damage and restoration costs	94	-	-	-	94
Sale of Hope Gas, Inc.	-	-	(17)	-	(17)
	$255	$1,383	$234	$ -	$1,872
Income tax expense (benefit):
Tax effect of above adjustments to reported earnings*	(53)	(275)	22	-	(306)
Deferred taxes associated with Hope Gas, Inc. divestiture[4]	87	3	(90)	-	-
	$34	($272)	($68)	$ -	($306)

*

Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate. For interim reporting purposes, calculation of such amounts may be adjusted in connection with the calculation of the Company’s year-to-date income tax provision based on its estimated annual effective tax rate.

2)

The calculation of reported and operating earnings per share on a consolidated basis utilizes shares outstanding on a diluted basis with all dilutive impacts, primarily consisting of potential shares which had not yet been issued, reflected in the Corporate and Other segment. As a result of a reported net loss for the three months ended June 30, 2022, any adjustments to earnings or shares would be considered antidilutive and are excluded from the calculation of diluted earnings per share. Effective January 2022, the calculation of diluted reported and operating earnings per share assumes conversion of the Series A preferred stock to common stock as of January 1, 2022. The Series A preferred stock was reclassified to a liability in June 2022 and redeemed in September 2022. During each quarter of 2022, the calculation of reported and operating earnings per share includes the impact of preferred dividends associated with preferred stock of $9 million (Series B) and $11 million (Series C, issued in December 2021). Reported earnings per share for the three months ended June 30, 2022 also includes the impact of preferred dividends associated with Series A preferred stock of $5 million. See Forms 10-Q and 10-K for additional information.

3)	YTD EPS may not equal sum of quarters due to share count difference.

4)

Represents deferred taxes related to the basis in Hope Gas, Inc.’s stock that reversed when the sale closed in the third quarter of 2022. This charge is reflected as a component of current income tax expense on the sale in the third quarter of 2022.

Schedule 3 - Reconciliation of 2021 Reported Earnings to Operating Earnings

2021 Earnings (Twelve months ended December 31, 2021)

The $26 million pre-tax net gain of the adjustments included in 2021 reported earnings, but excluded from operating earnings, is primarily related to the following items:

●	$308 million net market benefit associated with $568 million from the nuclear decommissioning trusts offset by $260 million in economic hedging activities.

●	$829 million of net income from discontinued operations, including $685 million associated with the sale of Questar Pipelines.

●

$564 million of regulated asset retirements and other charges, including $266 million associated with the settlement of the South Carolina electric rate case, primarily for the write-off of regulatory assets for debt repurchased in 2019, $186 million associated with the settlement of Virginia Power’s 2021 triennial review and $77 million for forgiveness of Virginia customer accounts in arrears pursuant to Virginia’s 2021 budget process.

●	$235 million of net charges associated with the sales of non-wholly-owned nonregulated solar facilities.

●	$99 million of net merger and integration-related costs associated with the SCANA Combination, primarily for litigation charges.

●	$77 million of net charges associated with workplace realignment, primarily related to a corporate office lease termination.

●	$68 million of storm damage and restoration costs associated with ice storms in Virginia Power’s service territory.

(millions, except per share amounts)	1Q21	2Q21	3Q21	4Q21	YTD 2021	[3]

Reported earnings	$1,008	$285	$654	$1,341	$3,288

Adjustments to reported earnings[1]:
Pre-tax loss (income)	(152)	474	413	(761)	(26)
Income tax	37	(131)	(149)	172	(71)

	(115)	343	264	(589)	(97)

Operating earnings	$893	$628	$918	$752	$3,191

Common shares outstanding (average, diluted)	805.9	806.6	810.0	811.0	808.5

Reported earnings per share[2]	$1.23	$0.33	$0.79	$1.63	$3.98
Adjustments to reported earnings per share[2]	(0.14)	0.43	0.32	(0.73)	(0.12)

Operating earnings per share[2]	$1.09	$0.76	$1.11	$0.90	$3.86

1) Adjustments to reported earnings are reflected in the following table:

	1Q21	2Q21	3Q21	4Q21	YTD 2021

Pre-tax loss (income):
Net (gain) loss on NDT funds	$(134)	$(194)	$19	$(259)	$(568)
Mark-to-market impact of economic hedging activities	(278)	291	284	(37)	260
Discontinued operations - Gas Transmission & Storage segment	(35)	(30)	(59)	(705)	(829)
Regulated asset retirements and other charges	100	278	119	67	564
Sales of non-wholly-owned nonregulated solar facilities	-	-	23	212	235
Merger litigation and integration charges	71	48	8	(28)	99
Workplace realignment	71	-	17	(11)	77
Storm damage and restoration costs	51	17	-	-	68
Kewaunee decommissioning revision	-	44	-	-	44
Other	2	20	2	-	24

	$(152)	$474	$413	$(761)	$(26)

Income tax expense (benefit):
Tax effect of above adjustments to reported earnings*	37	(131)	(140)	204	(30)
Other	-	-	(9)	(32)	(41)

	$37	$(131)	$(149)	$172	$(71)

*

Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate. For interim reporting purposes, such amounts may be adjusted in connection with the calculation of the Company’s year-to-date income tax provision based on its estimated annual effective tax rate.

2)

The calculation of operating earnings per share excludes the impact, if any, of fair value adjustments related to the Company’s convertible preferred securities entered in June 2019. Such fair value adjustments, if any, are required for the calculation of diluted reported earnings per share. No adjustments were necessary for the three months ended March 31, June 30 or September 30 or for the three and twelve months ended December 31. During each quarter of 2021, the calculation of reported and operating earnings per share includes the impact of preferred dividends of $7 million associated with the Series A preferred stock equity units and $9 million associated with the Series B preferred stock equity units. In addition, the fourth quarter of 2021 includes $3 million of preferred dividends associated with the Series C preferred stock issued in December 2021. See Forms 10-Q and 10-K for additional information.

3)	YTD EPS may not equal sum of quarters due to share count difference and fair value adjustment associated with the convertible preferred securities.

Schedule 4 - Reconciliation of 2022 Earnings to 2021

Preliminary, Unaudited	Three Months Ended		Nine Months Ended
(millions, except EPS)	September 30,		September 30,
	2022 vs. 2021		2022 vs. 2021
	Increase / (Decrease)		Increase / (Decrease)
Reconciling Items	Amount	EPS	Amount	EPS

Change in reported earnings (GAAP)	$124	$0.12	($911)	($1.18)
Change in Pre-tax loss (income) [1]	(179)		1,137
Change in Income tax [1]	81		(63)
Adjustments to reported earnings	($98)	($0.12)	$1,074	$1.27

Change in consolidated operating earnings	$26	-	$163	$0.09

Dominion Energy Virginia
Weather	($6)	($0.01)	$1	-
Customer usage and other factors	11	0.01	41	0.05
Customer-elected rate impacts	(14)	(0.02)	42	0.05
Base rate case impacts	(15)	(0.02)	(33)	(0.04)
Rider equity return	28	0.03	56	0.07
Electric capacity	6	0.01	(6)	(0.01)
Depreciation & amortization	9	0.01	25	0.03
Renewable energy investment tax credits	28	0.03	51	0.06
Interest expense, net	(5)	(0.01)	(16)	(0.02)
Other	(24)	(0.01)	(50)	(0.05)
Share dilution		(0.02)		(0.03)
Change in contribution to operating earnings	$18	-	$111	$0.11

Gas Distribution
Weather	$1	-	$3	-
Customer usage and other factors	6	0.01	25	0.03
Base rate case impacts	(2)	-	33	0.04
Rider equity return	6	0.01	19	0.02
Interest expense, net	(5)	(0.01)	(7)	(0.01)
Other	(8)	(0.01)	(2)	-
Share dilution		-		(0.01)
Change in contribution to operating earnings	($2)	-	$71	$0.07

Dominion Energy South Carolina
Weather	$5	$0.01	$18	$0.02
Customer usage and other factors	9	0.01	27	0.03
Customer-elected rate impacts	5	0.01	15	0.02
Base & RSA rate case impacts	5	0.01	19	0.02
Interest expense, net	(7)	(0.01)	(10)	(0.01)
Other	7	-	2	0.01
Share dilution		(0.01)		(0.01)
Change in contribution to operating earnings	$24	$0.02	$71	$0.08

Contracted Assets
Margin	$30	$0.04	$3	-
Sale of non-wholly-owned nonregulated solar facilities	(10)	(0.01)	(19)	(0.02)
Planned outage costs	5	0.01	(44)	(0.05)
Renewable energy investment tax credits	-	-	(29)	(0.04)
Interest expense, net	(14)	(0.02)	(39)	(0.05)
Other	(9)	(0.02)	(3)	-
Share dilution		-		(0.01)
Change in contribution to operating earnings	$2	-	($131)	($0.17)

Corporate and Other
Interest expense, net	$23	$0.02	$79	$0.09
Other	(39)	(0.03)	(38)	(0.03)
Share dilution		(0.01)		(0.06)
Change in contribution to operating earnings	($16)	($0.02)	$41	-

Change in consolidated operating earnings	$26	-	$163	$0.09

Change in adjustments included in reported earnings[1]	$98	$0.12	($1,074)	($1.27)

Change in consolidated reported earnings	$124	$0.12	($911)	($1.18)

1)

 Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings. Refer to Schedules 2 and 3 for details, or find “GAAP Reconciliation” in the Earnings Release Kit on Dominion Energy’s website at investors.dominionenergy.com.

Note: Figures may not sum due to rounding